SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U, and 74V.

For period ending 7/31/2005
File number 811-5686
Series No.: 4

72DD    1  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                        $    22,275
        2  Dividends for a second class of open-end company shares
           (000's Omitted)
           Class B                        $    12,483
           Class C                        $     2,647
           Class R                        $       205
           Investor Class                 $     3,292
           Institutional Class            $         5

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                             0.4160
        2  Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class B                             0.3496
           Class C                             0.3496
           Class R                             0.3937
           Investor Class                      0.4195
           Institutional Class                 0.1196

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                             46,110
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                             30,449
           Class C                              6,421
           Class R                                479
           Investor Class                       7,130
           Institutional Class                     87

74V.    1  Net asset value per share (to nearest cent)
           Class A                         $     8.83
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                         $     8.86
           Class C                         $     8.82
           Class R                         $     8.84
           Investor Class                  $     8.83
           Institutional Class             $     8.84